Exhibit (a)(1)(E)
Offer to Purchase for Cash by
Brookfield Property REIT Inc.
of
Up to 9,166,667 Shares of its Class A Stock
At a Purchase Price of $12.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 12, 2020, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

July 6, 2020
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 6, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the “Offer”, relating to Brookfield Property REIT Inc.’s, a Delaware corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the “Company”), offer to purchase for cash up to 9,166,667 shares of Class A Stock, par value $0.01 per share (“Class A Stock”), at a price of $12.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest (the “Purchase Price”), or approximately $110 million in the aggregate, on the terms and subject to the conditions described in the Offer.
THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.
Due to the “odd lot” priority and proration provisions described in the Offer to Purchase, less than all of the shares of Class A Stock tendered may be purchased if more than 9,166,667 shares of Class A Stock are properly tendered and not properly withdrawn. Only shares of Class A Stock properly tendered and not properly withdrawn will be eligible to be purchased. Shares of Class A Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 1, “Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots”, of the Offer to Purchase.
The Company will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer. If any shares of Class A Stock tendered are not purchased for any reason, the Letter of Transmittal with respect to such shares of Class A Stock not purchased will be of no force or effect and shares of Class A Stock tendered through the Depository Trust Company’s (“DTC”) Automated Tender Offer Program system will be credited at the Company’s expense to the account maintained with DTC by the participant who delivered the shares of Class A Stock.
If more than 9,166,667 shares of Class A Stock are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase shares of Class A Stock in the following order of priority: first, all shares of Class A Stock owned beneficially or of record by holders of “odd lots” of less than 100 shares of Class A Stock who properly tender all of their shares of Class A Stock and do not properly withdraw them prior to the Expiration Date (partial tenders will not qualify for this preference), and completes, or whose broker, dealer commercial bank, trust company or other nominee completes, the section captioned “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and second, all other shares of Class A Stock properly tendered and not properly withdrawn prior to the

Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Class A Stock, until the Company has purchased up to 9,166,667 shares of Class A Stock; provided that the Company may increase the number of shares of Class A Stock accepted for payment in the Offer by up to, but not more than, 2% of the outstanding shares of Class A Stock without amending or extending the Offer, which if the Company does so, could result in the number of shares of Class A Stock accepted for payment in the Offer increasing by up to approximately 1,105,946 shares. See Section 1, “Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots”, Section 3, “Procedures for Tendering Shares of Class A Stock”, and Section 4, “Withdrawal Rights”, of the Offer to Purchase.
We are the holder of record (directly or indirectly) of shares of Class A Stock held for your account. As such, we are the only ones who can tender your shares of Class A Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares of Class A Stock we hold for your account.
Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the shares of Class A Stock we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.

2.
The Purchase Price for tendered shares of Class A Stock is $12.00 per share of Class A Stock, net to you in cash, less any applicable withholding taxes and without interest.

3.
The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Class A Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, “Conditions of the Offer”, of the Offer to Purchase.

4.
The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on August 12, 2020, unless the Offer is extended or withdrawn.

5.
You should consult with us as to whether any charges may apply if shares are tendered through us and not directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”).

6.
If you are an Odd Lot Holder (as such term is defined in Section 1, “Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots”, of the Offer to Purchase) and you instruct us to tender on your behalf all of the shares of Class A Stock that you own prior to the Expiration Date and check the box captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares of Class A Stock for payment before any proration of the purchase of other tendered shares of Class A Stock.

7.
Any tendering stockholder or other payee who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form(s) as may be applicable, including an applicable IRS Form W-8 with respect to a non-U.S. person) may be subject to U.S. federal backup withholding on the gross proceeds paid to such stockholder or payee pursuant to the Offer, unless such person establishes that it is exempt from U.S. federal backup withholding. See Section 3, “Procedures for Tendering Shares of Class A Stock”, of the Offer to Purchase.

If you wish to have us tender all or a portion of your shares of Class A Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on August 12, 2020, unless the Offer is extended or withdrawn.

In addition, and for greater clarity, the Offer is not for any limited partnership units (“BPY Units”) of Brookfield Property Partners L.P. (“BPY”). A concurrent and comparable, in all material respects, offer is being made by BPY to purchase BPY Units and is not part of the Offer. If you would like the opportunity to participate in the BPY offer, you will have to follow, in addition to satisfying the terms and conditions of the BPY offer, the relevant conversion procedures related to your shares of Class A Stock and the BPY Units in order to do so, which are contained in the Fourth Amended and Restated Certificate of Incorporation of the Company. For more information regarding conversion procedures, beneficial holders of Class A Stock should contact us for instructions while registered holders of Class A Stock can contact AST financial by phone at 800-937-5449/781-921-8124 or email at help@astfinancial.com. BPY has advised the Company that it intends to exercise its right to satisfy all conversion requests received from holders of Class A Stock by delivering BPY Units for so long as the BPY offer is outstanding, although there can be no assurances that the BPY offer will not be oversubscribed. Information with respect to the BPY offer can be found under BPY’s profile at www.sec.gov/edgar or by contacting AST Trust Company (Canada) at 1-877-715-0498.
This Offer is being made solely under the Offer to Purchase, the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company’s shares of Class A Stock. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares of Class A Stock pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.
THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, THE COMPANY’S BOARD OF DIRECTORS, THE DEPOSITARY, THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF CLASS A STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF CLASS A STOCK AND IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, “PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS”, OF THE OFFER TO PURCHASE. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR US.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash by
Brookfield Property REIT Inc.
of
Up to 9,166,667 Shares of its Class A Stock
At a Purchase Price of $12.00 Per Share
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 6, 2020 (the “Offer to Purchase”, and the related Letter of Transmittal, which, together with any amendments and supplements thereto, collectively constitute the “Offer”), by Brookfield Property REIT Inc., a Delaware corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the “Company”), to purchase for cash up to 9,166,667 shares of its Class A Stock, par value $0.01 per share (“Class A Stock”), at a price of $12.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, or approximately $110 million in the aggregate, on the terms and subject to the conditions described in the Offer.
The undersigned hereby instruct(s) you to tender to the Company the number of shares of Class A Stock indicated below or, if no number is indicated, all shares of Class A Stock you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.
In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares of Class A Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Class A Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.
THE UNDERSIGNED IS TENDERING SHARES OF CLASS A STOCK AS FOLLOWS:
Please indicate in the space provided below the number of shares of Class A Stock that you are tendering. Be certain that you do not indicate that you are tendering more shares of Class A Stock than you actually own. If the number of shares of Class A Stock you indicate below exceeds the number of shares of Class A Stock you own, the Company will deem you to have tendered all of your shares of Class A Stock. Note that even if you tender all of your shares of Class A Stock, the Company may not accept all of them for payment. If the Offer is oversubscribed, the Company will prorate the number of shares of Class A Stock it purchases from tendering stockholders (other than stockholders who receive “odd lot” priority treatment).
NUMBER OF SHARES OF CLASS A STOCK BEING TENDERED

Total Number of Shares of Class A Stock You Own:
Total Number of Whole Shares of Class A Stock You Are Tendering:

ODD LOTS
(See Section 1, “Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots”,
of the Offer to Purchase and Section 6 of the Letter of Transmittal)
Under certain conditions, stockholders holding a total of fewer than 100 shares of Class A Stock may have their shares of Class A Stock accepted for payment before any proration of other tendered shares of Class A Stock. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Class A Stock, even if these holders have separate accounts each representing fewer than 100 shares of Class A Stock. Accordingly, this section is to be completed only if shares of Class A Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A Stock. The undersigned either (check one box):
☐
is the beneficial or record owner of an aggregate of fewer than 100 shares of Class A Stock, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares of Class A Stock with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A Stock and is tendering all of such shares.

Signature(s):

Name(s):

(Please Type or Print)
Social Security or Tax ID Number:

Address(es):

Zip Code:

Area Code and Telephone Number:

Dated:                 , 2020
The method of delivery of this document is at the sole election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.